November 6, 2002


Mr. John Lapham SunAmerica 1 SunAmerica Center
Los Angeles, CA  90067-6022

RE:  Ugly  Duckling   Corporation  Amended  and  Restated  Senior  Secured  Loan
     Agreement

Dear Sir:

In the quarter and month ending September 2002 and the month ending October 2002 we breached the Debt to Tangible Net Worth covenant of the Duck Auto Owner Trust 2002-B, resulting in an event of default under such trust. In turn, this default caused an event of default under the above referenced agreement under Article VIII Events of Default Section 1(j).

The breach of the covenant in the Duck Auto Owner Trust 2002-B was a result of an error in the determination of the covenant test in the drafting of the related deal documentation. The insurer, XL Capital, has agreed the covenant test was set in error and has agreed to waive the covenant until the test can be amended in the related deal documentation.

With this letter DriveTime Automotive Group, Inc. requests the lenders under this agreement waive the event of default under their agreement triggered by the breaches in the Duck Auto Owner Trust 2002-B Debt to Tangible Net Worth covenant. If you need any additional information to evaluate this request, please contact me at 602-852-6635. Your prompt attention to this matter will be appreciated.

Sincerely,



Bob Fulton
Vice President - Treasurer
DriveTime Automotive Group, Inc.

cc:      Jon D. Ehlinger, Esq.

The undersigned hereby waive the event of default requested:

KZH Soleil - 2 LLC

By:      _________________________
Name:    _________________________
Title:   _________________________



Galaxy CLO 1999-1, Ltd.
By:      SAI Investment Advisors, Inc.
         its Collateral Manager

By:      _________________________
Name:    _________________________
Title:   _________________________



Sun America Life Insurance Company

By:      _________________________
Name:    _________________________
Title:   _________________________